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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 811-10179 under the Investment Company Act of 1940 of Master Basic Value Trust on Form N-1A of our reports dated August 8, 2003 appearing in the June 30, 2003 Annual Reports of Merrill Lynch Basic Value Fund, Inc., and Mercury Basic Value Fund, Inc., in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 22, 2003